As filed with the Securities and Exchange Commission on March 19, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GUARDIAN PHARMACY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	300 Galleria Parkway SE Suite 800 Atlanta, Georgia 30339 (404) 810-0089	87-3627139
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(I.R.S. Employer Identification Number)

Fred Burke

President and Chief Executive Officer

Guardian Pharmacy Services, Inc.

300 Galleria Parkway SE

Suite 800

Atlanta, Georgia 30339

(404) 810-0089

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark L. Hanson, Esq.

Jones Day

1221 Peachtree Street NE, Suite 400

Atlanta, Georgia 30361

(404) 521-3939

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (File No. 333-290865)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement on Form S-3 (this “Registration Statement”) is being filed with respect to the registration of 900,000 additional shares of Class A common stock, par value $0.001 per share (the “Class A common stock”) of Guardian Pharmacy Services, Inc. (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), and General Instruction IV(A) of Form S-3. This Registration Statement relates to the Registrant’s Registration Statement on Form S-3 (No. 333-290865) (the “Prior Registration Statement”), which was filed with the Securities and Exchange Commission on October 14, 2025 and became effective on November 3, 2025 pursuant to Section 8(a) of the Securities Act.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate number of shares of Class A common stock offered by the selling stockholders in the Prior Registration Statement by 900,000 shares of Class A common stock. The shares of Class A common stock being registered hereunder are in addition to the 4,980,000 shares of Class A common stock offered by the selling stockholders and the 1,020,000 shares of Class A common stock offered by the Registrant that were registered under the Prior Registration Statement. The additional shares that are being registered under this Registration Statement are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Filing Fee Tables contained in the Prior Registration Statement.

The required opinion and consents are filed herewith. Pursuant to Rule 462(b) of the Securities Act, the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

EXHIBIT INDEX

Exhibit Number	Exhibit Description

5.1	Opinion of Jones Day

23.1	Consent of Ernst & Young LLP

23.2	Consent of Jones Day (included in Exhibit 5.1)

24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to the Prior Registration Statement)

107.1	Calculation of Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Atlanta, State of Georgia, on March 19, 2026.

Guardian Pharmacy Services, Inc.

By:	/s/ Fred P. Burke
Fred P. Burke
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Fred P. Burke Fred P. Burke	President and Chief Executive Officer and Director (Principal Executive Officer)	March 19, 2026

* David Morris	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	March 19, 2026

* John Ackerman	Director	March 19, 2026

* William Bindley	Director	March 19, 2026

* Steve Cosler	Director	March 19, 2026

* Randall Lewis	Director	March 19, 2026

* Mary Sue Patchett	Director	March 19, 2026

* Thomas Salentine, Jr.	Director	March 19, 2026

*By:	/s/ Fred P. Burke
Fred P. Burke
Attorney-in-Fact